As filed with the Securities and Exchange Commission on June 19, 1998.

                                                    Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  DYNAGEN, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                 04-3029787
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                     Identification No.)

                               840 Memorial Drive
                         Cambridge, Massachusetts 02139
                                 (617) 491-2527
               (Address of Principal Executive Offices) (Zip Code)
                           --------------------------

                            1998 Stock Option Plan
                           1998 Consultant Stock Plan
                         Stock Option dated June 1,1998


                           --------------------------


                               Dr. Indu A. Muni
                                    President
                                  DynaGen, Inc.
                               840 Memorial Drive
                         Cambridge, Massachusetts 02139
                                 (617) 491-2527
           (Name and address including zip code and telephone number, including area code, of agent for service)
                           --------------------------

                                    Copy to:

                             David A. Broadwin, Esq.
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                         CALCULATION OF REGISTRATION FEE


                                                 Proposed               Proposed
                                                 maximum                maximum
Title of                   Amount                offering               aggregate              Amount of
securities to              to be                 price                  offering               registration
BE REGISTERED              REGISTERED            PER SHARE              PRICE                  FEE

Common Stock S.01 par       4,200,000            $  .37                 $1,554,000
value per share             shares(1)

Common Stock S.01 par       2,800,000            $  .50                 $1,400,000
value per share             shares(2)
                            ---------                                   ----------             -------
Total                       7,000,000             ---                   $2,954,000             $871.43
                            =========                                   ==========             =======

         (1)Represents shares issuable pursuant to options granted under the Company's 1998 Stock Option Plan and shares issuable pursuant to an option granted to C. Robert Cusick, Chairman of the Board of Directors of the Company. The price of $.37 per share is the weighted average exercise price of the options and the warrant.

         (2)Represents shares issuable pursuant to options that may be granted under the Company's 1998 Stock Option Plan and shares issuable under the Company's 1998 Consultant Plan. The price of $ .50 per share,which is the average of the bid and ask price of the Common Stock reported on the Nasd SmallCap Market on June 18, 1998, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and is used only for those shares without a fixed exercise price.

         Item 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to
 Rule 424.

         Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to plan participants and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions for Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

         (a) The Company's Annual Report on Form 10-K (as amended to date) for the fiscal year ended December 31, 1997 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Proxy Statement for its Special Meeting of Stockholders held on March 4, 1998.

         (c) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998.

         (d) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (e) The section entitled "Description of Securities" contained in the Company's Registration Statement No. 33-71416 on Form S-1, and incorporating by reference the information contained in the Company's Final Prospectus dated March 16, 1994, filed under Section 424(b) under the Securities Act of 1933, as amended.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5. Interest of Named Expert and Counsel.

         Not applicable.

Item 6. Indemnification of Officers and Directors.

         (A) The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

         "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (included attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former director or officers or employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses."

         (B) Article 9 of the Company's Certificate of Incorporation contains the following provision relating to the indemnification of directors and officers:

         "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         (C) Article VII of the Company's By-laws contains the following provisions relating to indemnification of officers and directors:

         "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

         The effect of these provisions would be to permit indemnification by the Company of for, among other liabilities, liabilities arising under the Securities Act of 1933 (the "Securities Act").


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         EXHIBIT NO.            DESCRIPTION OF EXHIBIT



           4.1 Specimen certificate for the Common Stock (filed as an exhibit to the Company's Registration Statement on Form S-18,File No.33-31836-B, and incorporated herein by reference).

           4.2 1998 Stock Option Plan (filed as an appendix to the Company's Definitive Proxy Statement for the Special Meeting of Stockholders on March 4, 1998, File No. 001-11352, and incorporated herein by reference).

           4.3                 1998 Consultant Stock Plan (filed herewith).

           4.4 Stock Option issued to C. Robert Cusick as of June 1, 1998 (filed herewith).

           5.1 Opinion of Foley, Hoag & Eliot LLP (filed herewith).

          23.1                 Consent of Wolf & Company, P.C. (filed herewith).

          23.2                 Consent of Foley, Hoag & Eliot LLP (contained in
                               Exhibit 5.1).

          24.1 Power of Attorney (contained on page 10 of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on June 19, 1998.

                                 DYNAGEN, INC.


                                 By: /s/ Dr. Indu A. Muni
                                   -----------------------
                                         Dr. Indu A. Muni
                                         President, Chief Executive
                                         Officer and Treasurer


         We, the undersigned officers and directors of DynaGen, Inc., hereby severally constitute and appoint Dr. Indu A. Muni, Dhananjay G. Wadekar and David Broadwin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable DynaGen, Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                      TITLE(S)                            DATE


/s/ Dhananjay G. Wadekar      Executive Vice President            June 19, 1998
--------------------------    and Director
    Dhananjay G. Wadekar




/s/ Dr. F. Howard Schneider   Senior Vice President-              June 19, 1998
---------------------------   Technology and Director
    Dr. F. Howard Schneider



/s/ Dr. Indu A. Muni          President, Chief Executive          June 19, 1998
---------------------------   Officer, Treasurer (principal
    Dr. Indu A. Muni          executive and accounting
                              officer) and Director

                                  EXHIBIT INDEX


EXHIBIT               DESCRIPTION OF EXHIBIT


   4.1 Specimen certificate for the Common Stock (filed as an exhibit to the Company's Registration
                Statement on Form S-18,File No.33-31836-B, and incorporated herein by reference).

   4.2 1998 Stock Option Plan (filed as an appendix to the Company's Definitive Proxy Statement for the Special Meeting of Stockholders on March 4, 1998, File No. 001-11352, and incorporated herein by reference).

   4.3          1998 Consultant Stock Plan (filed herewith).

   4.4          Stock Option issued to C. Robert Cusick as of
                June 1, 1998 (filed herewith).

   5.1          Opinion of Foley, Hoag & Eliot LLP (filed herewith).

  23.1          Consent of Wolf & Company, P.C. (filed herewith).

  23.2 Consent of Foley, Hoag & Eliot LLP (contained in Exhibit 5.1).

  24.1 Power of Attorney (contained on page 10 of the Registration Statement.